                                EXHIBIT 10.5
                                ------------

                            ACQUISITION AGREEMENT
                            ---------------------

      This agreement is made effective as of this 1st day of January 1997 by and between Scientific Technology, Inc. ("STI") and Scientific Technologies Inc. ("STIZ").


                                  RECITALS
                                  --------

      A. STI is in the business (the "Business") of distributing in the United States certain level and flow control products (the "Products") manufactured by Nohken Incorporated of Suita-City, Japan, and Kari-Finn of Lahti, Finland (collectively, the "Manufacturers").

      B. STIZ wishes to distribute the Products in the United States and purchase, subject to the satisfaction or waiver of the conditions set forth hereinafter, certain of the assets of the Business, each as defined herein.

      C. STIZ wishes to obtain the long term commitment of STI to assist STIZ in the transfer of the Business.

      NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, and conditions herein contained, the parties hereto agree as follows:

          1.  Transfer of Distribution Rights.  In exchange for the
              -------------------------------
consideration set forth herein, STI agrees to transfer to STIZ all rights and interests in the exclusive distribution of the Products in the United States. STI hereby assigns to STIZ, effective the Closing Date, all rights under distribution agreements and arrangements, whether written or oral, with the Manufacturers for the distribution of the Products (the "Distribution Arrangements"). STI further agrees to assist STIZ in obtaining such rights to distribute the Products from their respective manufacturers.

          2.  Sale of Assets.  Also in exchange for the consideration set forth
              --------------
herein, STI agrees to sell or assign to STIZ, as applicable, all of STI's right, title, and interest to the following assets of the Business (the "Assets"):

              a. All of the fully salable inventory of the Products (the "Valued Inventory").

              b. All of the outstanding accounts receivable associated with the sale of the products (the "Accounts Receivable".

              c. Any customer purchase orders that will not be shipped prior to the transfer.

              d.   All customer files and records related to the products.

              e.   All existing mail lists related to these products.

              f. All existing artwork, brochures and instructions related to these products.

          3.  Items not Included in Purchase and Sale.  It is expressly
              ---------------------------------------
understood and agreed that the following items are not included within the meaning of "Assets" under Section 2, and, accordingly, are not included in this sale and purchase:

              a. Any real property owned or leased by STI (the "Real Property"), together with all transferable development rights, air rights, condemnation awards, appurtenances, beneficial easements, insurance proceeds, and other similar items relating to the Real Property.

              b. All cash, notes and receivables of the Business as of the Closing Date relating to sales made prior to the closing date.

          4.  Liabilities.  STIZ will assume and be solely responsible for the
              -----------
payment and discharge of all known STI liabilities incurred by STI prior to the Closing but not settled before the Closing (collectively, the "Liabilities") related to the acquisition of the valued inventory.

          5.  The Closing.  The Closing for the consummation of the transactions
              -----------
contemplated by this Agreement ("Closing") including the transfer of the rights to distribute the Products and the sale and purchase of the Assets, shall, unless another date and time is agreed to in writing by the parties, take place at 12:00 noon on January 1, 1997 ("Closing Date"). Upon completion of the Closing, STI shall immediately be entitled to actual and be charged with constructive possession of the Assets, and all risk of loss with regard thereto shall pass to STIZ. On or before the Closing Date, STI will provide to STIZ the following:

              a.   A complete detailed listing of the Valued STI Inventory.

          6.  Transfer of Items.  STI will assume immediately custody of the
              -----------------
valued inventory.

          7.  STIZ Performance of Distribution Arrangements.  Following the
              ---------------------------------------------
Closing, STIZ shall assume and perform all obligations of STI under each assigned Distribution Arrangement; provided, however, that STIZ shall have no liability with respect to any expense, obligation or liability arising under such Distribution Arrangement prior to the Closing Date.

          8.  Payment Arrangements.  From January 1, 1997 until January 1, 1998,
              --------------------
STIZ will pay to STI 10% of all net sales of the Products, and from January 1, 1998 until January 1, 2002 STIZ will pay to STI 5% of all net sales of the Products.

          In addition, STIZ will pay STI the net book value of the Valued Inventory and the book value of the Accounts Receivable reduced by open accounts payable relating to the Valued Inventory, all as reflected on the audited balance sheet of the Company at December 31, 1996.

          9.  Representations and Warranties of STI.  STI represents and
              -------------------------------------
warrants to STI as follows:

              a.  STI Authority.  This Agreement constitutes the legal, valid,
                  -------------
and biding obligation of STI. Neither the execution and delivery of this Agreement nor the consummation by STI of the transactions contemplated hereby, nor compliance by STI with any of the provisions hereof will (i) conflict with or result in a breach of or default under mortgage, indenture, license, agreement, or other instrument or obligation to which STI is a party or by which it or the Assets may be bound, or (ii) violate any material order, injunction, degree, statute, rule, or regulation applicable to STI, the Business or the Assets.

              b.  Title.  STI has full right and title to all the Assets, free
                  -----
and clear of all claims, liens, charges, security interests, easements or encumbrances of any nature whatsoever except as noted. At closing, STI shall sell, convey, assign, transfer and deliver to STI good title to all the Assets, free and clear of all liens or other encumbrances heretofore mentioned.

              c.  Distribution Arrangements.
                  -------------------------

                  (a) There are no STI written Distribution Arrangements between the Manufacturers and STI; each Distribution Arrangement is oral, and, together with all amendments thereto has been completely and accurately described by STI to STIZ. STI has performed all obligations required to be performed by it to date under each Distribution Arrangement and, to the best knowledge of STI, each of the other parties thereto or bound thereby has performed all the obligations required to be performed by it to date thereunder. STI has no knowledge or received notice of the intention of any party to terminate any Distribution Agreement.

                  (ii) Each Distribution Arrangement is in full force and effect with no default or dispute or basis therefore existing with respect thereto.

              d.  Taxes.  All federal, state and other tax returns and reports,
                  -----
domestic or foreign, required to be filed by or on behalf of STI or the Business have been duly filed, and all taxes and other assessments and all instruments of estimated taxes required to be paid or on behalf of STI or the Business have been duly paid. STI is not aware of any tax deficiency proposed to be assessed by any governmental agency. STI is not under any tax audit or examination. STI has withheld all appropriate federal, state and local payroll taxes, including federal and state income taxes, FICA and other applicable taxes. There are no liens for taxes on any of the Assets.

              e.   Litigation.
                   ----------

                   (i) There are no actions, suits, proceedings, investigations, orders, rulings or decrees in or by or before any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"). domestic or foreign, or before any arbitrator of any kind, pending or known by STI to be threatened, relating to or affecting STI, the Assets or the Business.

                   (ii) There are no unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against STI or against any of its properties or the Business which, individually or in the aggregate, would have a material adverse effect on the Business or the Assets, and no action, proceeding, investigation, order, injunction, ruling, decree or stipulation has been commenced or entered which contests the validity of this Agreement or any action taken or to be taken in connection herewith.

              f.   Compliance With Laws.
                   --------------------

                   (i) STI has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of the Business, or the ownership or operation of the Business or the Assets.

                   (ii) All STI governmental approvals, permits and licenses, required by STI to conduct the Business have been obtained and are in full force and effect and are being complied with in all respects, except for such which either singly or in the aggregate do not and will not have a material adverse effect on the Business or the Assets.

              g.   Environment.  There are no actions or proceedings (including
                   -----------
formal investigations) of whatever nature involving STI, the Business, the Products or the Assets whether brought or conducted by any Governmental Entity or any other person, arising under any federal, state, local or foreign laws, rules or regulations which have been enacted or adopted regulating the discharge of materials into the environment or otherwise relating to the protection of the environment. STI has not received any notice of intent to commence any action or proceeding (including formal investigation) against it regarding violations or alleged violations of any such laws, rules or regulations. To the best of STI's knowledge, there is no reasonable basis for any action or proceeding (including formal investigation) regarding violations or alleged violations of such laws, rules or regulations which, either individually or in the aggregate, may reasonably be anticipated to have a material adverse effect on the Business of the Assets.

          h.  Absence of Certain Business Practices.  Neither STI nor any
              -------------------------------------
director, officer, employee or agent of STI on its behalf, or any other person acting on its behalf has, directly or indirectly, within the past three years given or agreed to give any gift or similar benefit to any customer, supplied, competitor or governmental employee or official (a) which would subject STI, the Business or the Assets to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (b) which, if not given in the past, would have an adverse effect on the Assets or Business.

          i.  Documents Correct and Complete.  As of the Closing Date, each of
              ------------------------------
the documents required to be furnished by STI pursuant to Article 2 hereof shall be correct and complete in all respects.

          j.  Full Disclosure.  No representation, warranty or statement of
              ---------------
STI in this Agreement or the Exhibits hereto or any other document furnished to STIZ, its counsel or its accountants, by or on behalf of STI in connection with the transactions contemplated hereby contains or will contain at the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances and which made, not misleading.

          k.  Brokers or Finders Fees.  STI is not obligated, directly or
              -----------------------
indirectly, to any person for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

      10. Conditions to STIZ's Obligation to Close.  The obligation of STIZ
          ----------------------------------------
to consummate the transaction contemplated by this Agreement, including the sale and purchase of the Assets, is expressly conditioned upon the fulfillment by and as of the time of the Closing or each of the conditions specified in this
Section 10; provided, however, that STIZ, at its election by written notice to STI prior to or at the Closing, may waive any or all of such conditions:

          a.  Inspection of Assets.  STIZ shall have completed STIZ
              --------------------
inspections of the Assets, which inspections may include, at STIZ's option, an audit of the evaluated Inventory and the carrying costs reflected thereon, and an inspection of STI's books and records relating to the Assets and the Business, the results of which inspections will be satisfactory to STIZ in STIZ's sole discretion. STI will provide reasonable access to the Assets to STIZ and its agents for purposes of conducting such inspection. This inspection contingency shall be deemed to have been satisfied unless STIZ provides written notice to STI prior to the Closing of STIZ's disapproval of the results of such inspection.

          b.  Performance of Agreements.  STI shall have performed all
              -------------------------
agreements contained in this Agreement to be performed by it prior to the Closing Date.

          c.  Representations and Warranties.  The representations and
              -------------------------------
warranties of STI contained in this Agreement shall be true in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

          d.  Litigation.  There shall be no pending or threatened
              ----------
litigation seeking to restrain, prevent, rescind, or change the terms of the sale and purchase, of the Assets from those set forth herein, or to obtain damages in connection with such sale and purchase which, in STIZ's reasonable opinion, makes it inadvisable to proceed with such sale and purchase.

          e.  Tender.  STI shall have tendered to STIZ the delivery of the
              ------
items contemplated in Section 5.

    11.   Conduct of Business Prior to Closing.  STI agrees that, between the
          ------------------------------------
date of this Agreement and the Closing Date, STI will operate the Business in substantially the same manner as conducted prior to the date hereof. Without limiting the generality of the foregoing, STI agrees that between the date of this Agreement and the Closing Date:

          a.  Notice of Change.  STI will notify STIZ promptly if STI
              ----------------
becomes aware of any transaction or occurrence which would make any of the representations and warranties in Article 8 untrue in any material adverse respect.

          b.  Distribution Arrangements.  STI will not enter into any new
              -------------------------
Distribution Arrangements or renew or amend any existing Distribution Arrangements with the Manufacturers.

          c.  Goodwill and Business.  STI shall use his best efforts to (i)
              ---------------------
preserve intact the goodwill of the Business with its existing customers and the public, and (ii) preserve his business relationships with the Manufacturers and other parties with whom it has an existing business relationship. STI will cooperate with STIZ in the course of STIZ's advising all necessary and appropriate parties of STI's acquisition of the business.

    12.   Covenants.
          ---------

          a.  Nondisclosure.  STI agrees not to disclose or reveal to anyone
              -------------
other than STIZ's directors, officers and employees, at any time after the date of this Agreement, any customer lists, price lists, trade secrets, or other confidential information including in the Assets or relating to the Business.

          b.  Future Inquiries.  STI shall promptly refer to STIZ all future
              ----------------
inquiries and purchase orders received by STI for any of this products.

    13.   Indemnification.
          ---------------

          a. STI agrees to indemnify and hold harmless STIZ and STIZ's directors, officers, shareholders and employees from and against any and all losses, liabilities, expenses (including, without limitation, fees and disbursements of counsel and expenses of investigation), claims, fines, penalties, damages, deficiencies, liens, judgments, costs, settlement payments or other obligations whatsoever (hereinafter individually a "Claim" or collectively "Claims") discovered by STIZ or asserted against or incurred by any such indemnified party that may be payable by virtue of or resulting from
(i) the inaccuracy or break of any representation or warranty made in this Agreement or otherwise made in writing and delivered by STI to STIZ in connection with the transactions contemplated hereby; (ii) any failure of STI to perform or comply with any of its covenants and agreements set forth herein or in any other document executed in connection with the transactions contemplated hereby; (iii) any injury to any person or damage to any property related in any way to any of the Assets sold, licensed or leased by STI, arising from or based upon any condition, event or action existing on or occurring before the Closing Date; (iv) any liabilities, obligations or commitments of, and all claims against STI or against or involving any of the Assets or the Business, arising from or based upon any condition, even or action existing on or occurring before the Closing Date; and (v) any liabilities, obligations, commitments or claims, contingent or otherwise, or claims against STI arising before the Closing Date.

          b. Upon obtaining knowledge of the institution of any action, proceeding, or other event which could give rise to a Claim pursuant to this
Section 16, STIZ shall promptly given written notice to STI thereof. Except to the extent set forth in this Section 16, if such Claim relates to a Claim asserted by a third party (including any Tax authority), STI shall have the right at its expense to employ counsel to defend such Claim and STIZ shall have the right, but not the obligation, to participate in the defense of any such Claim; provided, however, that in the even that STI has employed counsel to defend a Claim (other than Claims referred to in the last sentence of this Section 16) and STIZ elects to engage its own counsel to assist in the defense, STIZ shall pay all costs and expenses of its own counsel. So long as STI is defending such Claim in good faith, STIZ will not settle such Claim without STI's consent. STIZ shall make available to STI all records and other materials reasonably required by it in contesting a Claim asserted by a third party against STIZ and shall cooperate in the defense thereof. Notwithstanding the foregoing, with respect to Claims covered by
Section 16 which relate to or are likely to affect STIZ's continuing business relationships (as determined in the reasonable judgment of STIZ), including, without limitation, STIZ's relationships with its customers, vendors or suppliers, STIZ shall have the right to employ counsel and defend and/or settle such Claims at STI's expenses.

          c. The indemnification obligations of STI under this Section 16 shall terminate on the date five (5) years after the Closing Date, but shall not terminate as to any Claim (or any potential Claim by an appropriate party) asserted prior to the end of the five year period.

          d.  In the event STIZ is entitled to indemnification under this
Section 16, STIZ shall have the right, in its sole discretion and in such manner and proportions as STIZ shall choose, to make an equal reduction in any Purchase Payment or Support Fee then owed to STI. The right of STIZ to be indemnified under this Section 16 shall not limit, reduce or otherwise affect any other rights and remedies it may have with respect to the matter indemnified hereunder, except that STI shall have no right to be indemnified and is not indemnified under this Section 16 for any Claim satisfied through an adjustment to the Purchase Payment or Support Fee owed to STI. Nothing herein, however, shall preclude STIZ from seeking indemnification where the amount of any Claim exceeds the amount adjusted, indemnified, paid or reimbursed hereunder.

    14.   Bulk Sales Act.  STI hereby indemnifies STIZ against any claims,
          ---------------
losses, damages, liabilities, or expenses arising under Bulk Sales Act in connection with this transaction.

    15.   Notices.  Except as otherwise provided in this Agreement, all notices,
          -------
demands, requests, consents, approvals, or other communications (for the purpose of this Section 18 collectively called "Notices") which required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered personally or sent either by telecopy or by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to be notified at the following address, or to such other address as such party shall specify by like notice:

To STI:

        Scientific Technology Inc.
        6550 Dumbarton Circle
        Fremont, CA 94555
        Attn:  Anthony R. Lazzara, Chairman

To STIZ:

        Scientific Technologies, Inc.
        6550 Dumbarton Circle
        Fremont, CA 94555
        Attn: Joseph J. Lazzara, President & CEO

Notices given as provided above shall be deemed given upon personal delivery or upon the sending of the telecopy, or if mailed, upon the second (2nd) business day following the mailing thereof, as the case may be.

    16.   Proprietary Information.  STI and STIZ agree that all information
          -----------------------
which is exchanged prior to Closing, except to the extent is has already been disclosed as publication information, is confidential and proprietary information, and each party agrees that it will neither use nor disclose any such information in the event this transaction is not consummated, except to the extent such disclosure is reasonably necessary in connection with STI's efforts to purchase the Assets. If the transaction is not consummated, each party agrees immediately to use its best efforts to return to the other party all originals and copies of all confidentiality and proprietary information.

    17.   Arbitration.  Any disputed or conflicts related to this Agreement
          -----------
shall be submitted for resolution by arbitration in Alameda County, California, in accordance with the rules of the American Arbitration Association.

    18.   Governing Law.  This Agreement shall be governed by, interpreted
          -------------
under, and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California. In the event of litigation to resolve any dispute hereunder, the substantially prevailing party, in the event of litigation, with respect to any appeal therefrom, shall be entitled to reasonable attorney's fees from the other party, both for the trial of said dispute and any appeal therefrom.

    19.   Entire Agreement.  This Agreement contains the entire agreement
          ----------------
between the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. All exhibits are incorporated by this reference as if fully set forth herein; all references herein to the Agreement shall be deemed to include all such incorporated exhibits. This Agreement may not be modified, changed, supplemented, or terminated, nor may any obligations hereunder be waived, except by written instruments signed by the party to be charged. No waiver of a breach of any provision hereof shall be deemed a waiver of any preceding or succeeding breach thereof of any other provision.

Time is expressly declared to be of the essence of this Agreement. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act. STIZ may assign its interest under this Agreement without STI's consent, and the parties agree that STIZ shall be discharged and released from all obligations hereunder upon and following any such assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. The parties do not intend to confer any benefit hereunder on any person, firm, or corporation other than the parties hereto.

        IN WITNESS WHEREOF, of each party has caused this Agreement to be executed on its behalf by its duly authorized officers, all on the date first above written.


                                SCIENTIFIC TECHNOLOGY INC.



                                By: /s/Anthony R. Lazzara
                                   -------------------------------------
                                    Anthony R. Lazzara, Chairman


                                SCIENTIFIC TECHNOLOGIES, INC.



                                By: /s/Joseph J. Lazzara
                                   -------------------------------------
                                    Joseph J. Lazzara, President & CEO